UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	The New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	The New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 30, 2025 (the “Closing Date”), Amcor plc (“Amcor” or the “Company”) completed its previously announced merger with Berry Global Group, Inc. (“Berry”) pursuant to the Agreement and Plan of Merger, dated as of November 19, 2024 (the “Merger Agreement”), by and among Amcor, Aurora Spirit, Inc., a wholly-owned subsidiary of Amcor (“Merger Sub”), and Berry. Pursuant to the Merger Agreement, Merger Sub merged with and into Berry, with Berry surviving as a wholly-owned subsidiary of Amcor (the “Merger”). The events described in this Current Report on Form 8-K took place in connection with the closing of the Merger.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated into this Item 2.01 by reference, on April 30, 2025, Amcor completed its previously announced merger with Berry pursuant to the Merger Agreement. At the effective time of the Merger (the “Effective Time”), among other things, each issued and outstanding share of common stock, $0.01 par value per share, of Berry (“Berry Common Stock”) (excluding shares of Berry Common Stock held by Berry as treasury stock immediately prior to the Effective Time) was converted into the right to receive, 7.25 (the “Exchange Ratio”) fully paid and non-assessable ordinary shares, par value $0.01 per share, of Amcor (“Amcor Ordinary Shares”) and, if applicable, cash in lieu of fractional Amcor Ordinary Shares that holders of Berry Common Stock would otherwise be entitled to receive in the Merger, without interest.

Also at the Effective Time, outstanding Berry equity-based awards were treated as follows:

•	Each time-based vesting Berry restricted stock unit award (“Berry RSU Award”) that was vested or became vested as of the Effective Time (“Vested Berry RSU Award”) was cancelled and converted into the right to receive the number of Amcor Ordinary Shares (rounded down to the nearest whole number of shares) equal to (i) the number of shares of Berry Common Stock subject to such Vested Berry RSU Award multiplied by (ii) the Exchange Ratio.

•	Each Berry RSU Award that was unvested as of the Effective Time (“Unvested Berry RSU Award”) was converted into a time-based vesting restricted stock unit award of Amcor (an “Amcor RSU Award”) relating to the number of Amcor Ordinary Shares (rounded down to the nearest whole number of shares) equal to (i) the number of shares of Berry Common Stock subject to such Unvested Berry RSU Award multiplied by (ii) the Exchange Ratio.

•	Each performance-based vesting restricted stock unit award relating to Berry Common Stock (“Berry PSU Award”) was assumed and converted into an Amcor RSU Award relating to the number of Amcor Ordinary Shares (rounded down to the nearest whole number of shares) equal to (i) the number of shares of Berry Common Stock subject to such Berry PSU Award based on the attainment of actual performance through the Effective Time multiplied by (ii) the Exchange Ratio.

•	Each compensatory option to acquire shares of Berry Common Stock (“Berry Option”) that was vested as of the Effective Time or that would otherwise vest in accordance with its terms within the 12-month period following the Effective Time (“Vested Berry Option”) was cancelled and converted into the right to receive the number of Amcor Ordinary Shares (rounded down to the nearest whole number of shares) equal to (i) the product of (1) the excess, if any, of the per share merger consideration converted to a cash value over the per share exercise price of the applicable Vested Berry Option and (2) the number of shares of Berry Common Stock subject to such Vested Berry Option, divided by (ii) the volume weighted average price of Amcor Ordinary Shares over the five business days prior to the Effective Time (determined in accordance with the Merger Agreement). Any Vested Berry Option with an exercise price that was equal to or in excess of the per share merger consideration was cancelled without consideration other than any accrued but unpaid DERs, as set forth below.

•	Each Berry Option that is not a Vested Berry Option (“Unvested Berry Option”) was assumed and converted into (or cancelled and replaced by) an option with respect to Amcor Ordinary Shares (“Amcor Converted Option”) (rounded down to the nearest whole number of shares), (i) with the number of Amcor Ordinary Shares subject to such Amcor Converted Option equal to the product of (x) the number of shares of Berry Common Stock subject to corresponding Unvested Berry Option and (y) the Exchange Ratio, and (ii) with an exercise price equal to (x) the exercise price of the corresponding Unvested Berry Option divided by (y) the Exchange Ratio (rounded up to the nearest cent); and

•	The Amcor RSU Awards and Amcor Converted Options issued in conversion of Berry equity awards are generally subject to the same vesting schedule and other terms and conditions (except for any performance-based vesting condition and cash settlement features) that applied to the corresponding Berry equity award, provided, that, such Amcor RSU Awards and Amcor Converted Options will fully vest if, during the 12 months following the Effective Time, the holder resigns as a result of an involuntary relocation of the holder’s principal place of employment by more than 50 miles. Amounts accrued but unpaid with respect to dividend equivalent rights (“DERs”) on Berry equity awards that were vested as of the Effective Time (including with respect to any Berry Option that would vest within 12 months of the Effective Time) were paid in cash following the Effective Time, and any corresponding amounts with respect to DERs on Berry equity awards that remained unvested as of the Effective Time will remain outstanding and payable upon vesting of the converted Amcor RSU Award or Amcor Converted Option. The Amcor Converted Options do not contain corresponding DERs.

In respect of Berry Common Stock issued and outstanding immediately prior to the Merger Effective Time and Vested Berry Options, Amcor expects to issue approximately 860 million Amcor Ordinary Shares (after retention of shares in lieu of taxes payable). Further, in respect of Unvested Berry RSU Awards, Berry PSU Awards and Unvested Berry Options, Amcor has an additional obligation to issue up to approximately 16 million Amcor Ordinary Shares on a fully diluted basis (but before adjustment for taxes) to former Berry equity award holders in exchange for their outstanding equity awards in accordance with the terms of the Merger Agreement.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Pursuant to the Merger Agreement, at the Effective Time, Stephen Sterrett, Jonathan F. Foster, James T. Glerum, Jr. and Jill A. Rahman (collectively, the “Berry Designees”), each of whom was a member of the board of directors of Berry prior to the Effective Time, were appointed to the board of directors of Amcor (the “Board”). Mr. Sterrett will serve as Deputy Chairman of the Board. Amcor has agreed to take all necessary action to nominate the Berry Designees for election to the Board at the annual meeting of shareholders of Amcor to be held in 2025.

Also at the Effective Time, the Berry Designees were appointed to serve on the following committees of the Board: (i) Mr. Sterrett – the Audit Committee and the Executive Committee (Chair), (ii) Mr. Foster – the Audit Committee, (iii) Mr. Glerum – the Nominating and Corporate Governance Committee, and (iv) Ms. Rahman – the Compensation Committee.

As a non-employee director of the Board, each of the Berry Designees will receive standard cash and equity compensation for non-employee directors serving on the Board and the Board’s committee(s), prorated for his or her service during the 2025 Board year. The specific compensation terms for non-employee directors are described in Amcor’s Definitive Proxy Statement on Schedule 14A filed on September 24, 2024.

The Berry Designees have no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Resignation of Directors

Pursuant to the Merger Agreement, at the Effective Time, Arun Nayar, Andrea Bertone and David Szczupak resigned from the Board. Prior to their resignation, Mr. Nayar was the chair of the Audit Committee and the Executive Committee and served on the Special Transition Committee, Ms. Bertone served on the Compensation Committee and the Nominating and Corporate Governance Committee and Mr. Szczupak served on the Audit Committee. The resignations of Mr. Nayar, Ms. Bertone and Mr. Szczupak were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices but were solely for the purpose of creating adequate vacancies on the Board to allow for the appointment of the Berry Designees.

Appointment of Officers

At the Effective Time, Jean-Marc Galvez, was appointed to serve as Division President, Global Containers and Closures of the Company.

Mr. Galvez, 58, has been President of Berry’s Consumer Packaging – International Division since July 2019. He previously served as President of Berry’s Consumer Packaging Division since January 2017 and President – Europe, Middle East, India, and Africa of Berry’s Health, Hygiene and Specialties Division from November 2015 to January 2017. He was President - EMEIA Global Building and Geosynthetics for AVINTIV, Inc., which Berry acquired in 2015, from May 2014 to November 2015 and served as Senior Vice President and General Manager of the EMEIA region at Polymer Group, Inc. from April 2012 to May 2014. He holds a master’s and bachelor’s degree in chemical engineering from Ecole Nationale Superieure de Chimie in Montpellier, France and has completed its general manager executive education at IESE Business School.

In connection with Mr. Galvez’s appointment as Division President, Global Containers and Closures, he entered into an offer letter with the Company, dated as of April 30, 2025 (the “Galvez Offer Letter”), that sets forth employment and compensation terms relating to this role. Pursuant to the terms of the Galvez Offer Letter, Mr. Galvez will receive an annualized base salary of CHF 880,000 and will participate in the Company’s Management Incentive Plan (the “MIP”) with a target opportunity of 100% of base salary and payouts ranging from 0% to 200% of base salary based on individual and Company performance. Mr. Galvez will also participate in the Company’s Long-Term Incentive Plan (“LTIP”) with annual grants made to him with respect to a number of shares having target grant date fair value of 300% of his base salary. Mr. Galvez’s minimum shareholding requirement under the Company’s equity incentive programs will be three times his base salary.

If the Company were to terminate Mr. Galvez other than for cause (as defined in the Galvez Offer Letter) or due to death or disability while he is serving as Division President, Global Containers and Closures, then he would be entitled to severance equivalent to twelve month’s base salary, payable in monthly installments, under Amcor’s Severance Plan. Mr. Galvez is also subject to the following restrictive covenants, as set forth in the Galvez Offer Letter: perpetual confidentiality, assignment of inventions, and non-solicitation and non-competition covenants that continue for twelve months following termination of employment. The notice period for Mr. Galvez to terminate his employment under the Galvez Offer Letter is six months’ written notice.

Notwithstanding the above, if Mr. Galvez’s employment with the Company is terminated by Mr. Galvez for any reason within the three-month period following the Closing Date or by the Company without cause on or prior to the first anniversary of the Closing Date, then he would be entitled to severance under his prior employment agreement with Berry, subject to the terms and conditions thereof.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Galvez or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Galvez and any of the Company’s directors or executive officers. The appointment of Mr. Galvez was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

The foregoing descriptions of the Galvez Offer Letter are not complete and are in summary form only and are qualified in their entirety by reference to the full text of the Galvez Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Resignation of Officers

At the Effective Time, Rodrigo Lecot, Interim President, Amcor Rigid Packaging, resigned from his office as President but will continue to lead the Company’s Amcor Rigid Packaging, Latin America and Amcor Rigid Packaging, North American Beverages Business Groups, reporting to Mr. Galvez.

Changes to Compensatory Arrangements

On April 30, 2025, the Board, upon the recommendation of the Company’s Compensation Committee, which received advice and market data from its compensation consultant FW Cook, approved amendments to the employment agreements with Messrs. Konieczny, Casamento and Stephan (collectively, “Officers”). These Officers are each party to an employment agreement with the Company, which were amended by the following letter agreements:

•	Letter Agreement, dated as of April 30, 2025 (the “Konieczny Letter Agreement”), by and between the Company and Peter Konieczny, setting forth his go-forward target opportunity under the MIP equal to 120% of base salary with payouts ranging from 0% to 240% of base salary, based on individual and Company performance, and continued participation in the LTIP, with grants made to him based on a grant date fair value of 500% of base salary, effective from the next grant starting July 1, 2025. Mr. Konieczny’s minimum shareholding requirement under the Company’s equity incentive programs will be five times his base salary.

•	Letter Agreement, dated as of April 30, 2025 (the “Casamento Letter Agreement”), by and between the Company and Michael Casamento, setting forth his go-forward target opportunity under the MIP equal to 100% of base salary with payouts ranging from 0% to 200% of base salary, based on individual and Company performance, and continued participation in the LTIP, with grants made to him based on a grant date fair value of 300% of base salary, effective from the next grant starting July 1, 2025. The Casamento Letter Agreement also provides for the following severance benefits in the event of a qualifying termination of employment (in addition to Mr. Casamento’s existing right to 12 months of base salary): (i) any earned but unpaid bonus under the MIP for the performance period ending prior to the termination of employment, payable at the same time bonuses are paid to other executives, (ii) a pro-rata bonus under the MIP for the performance period in which the termination of employment occurs, based on actual performance and payable at the same time bonuses are paid to other executives, (iii) accelerated vesting of any outstanding restricted stock units under Amcor’s plans, (iv) LTIP awards for which at least one-half of the performance period has been completed as of the termination of employment will remain outstanding and eligible to vest pro-rata, based on the number of completed months of employment during the performance period and (v) any Amcor stock options that become vested after the termination of employment will remain exercisable for 90 days following the applicable vesting date. Mr. Casamento’s minimum shareholding requirement under the Company’s equity incentive programs will be three times his base salary.

•	Letter Agreement, dated as of April 30, 2025 (the “Stephan Letter Agreement”), by and between the Company and Fred Stephan to confirm his appointment to lead the Company’s Global Flexibles Division. Mr. Stephan will continue to participate in the MIP, with a target opportunity of 100% of base salary and payouts ranging from 0% to 200% of base salary, based on individual and Company performance, and to continue to participate in the LTIP, with grants made to him based on a grant date fair value of 300% of base salary, effective from the next grant starting July 1, 2025. Mr. Stephan’s minimum shareholding requirement under the Company’s equity incentive programs will be three times his base salary.

The foregoing descriptions of the Konieczny Letter Agreement, Casamento Letter Agreement and Stephan Letter Agreement are not complete and are in summary form only and are qualified in their entirety by reference to the full text of the Konieczny Letter Agreement, Casamento Letter Agreement and Stephan Letter Agreement, which are filed as Exhibit 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Assumption and Amendment of Berry 2015 Long-Term Incentive Plan

Pursuant to the Merger Agreement, at the Effective Time, the Company assumed the Berry Global Group, Inc. 2015 Long-Term Incentive Plan (the “Berry Plan”) and entered into an amendment to the Berry Plan, dated as of April 30, 2025, to confirm and preserve the Company’s ability to issue under the Berry Plan the shares that remain available for issuance thereunder (as appropriately adjusted to reflect the Merger) in satisfaction of the vesting, exercise or other settlement of equity awards that may be granted by the Company under the Berry Plan following the completion of the Merger, subject to the requirements of the NYSE Listed Company Manual and interpretive guidance thereunder, including, without limitation, Rule 303A.08.

Item 7.01.	Regulation FD Disclosure.

On April 30, 2025, Amcor issued a news release announcing the completion of the Merger, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by Amcor pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Berry as of September 28, 2024 and September 30, 2023, the audited consolidated statements of income and comprehensive income, cash flows and changes in stockholders’ equity for each of the two years in the period ended September 28, 2024, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2025.

The unaudited condensed consolidated balance sheet of Berry as of March 29, 2025, the unaudited condensed consolidated statements of income and comprehensive income, cash flows and changes in stockholders’ equity for the quarterly periods ended March 29, 2025 and March 30, 2024, and the notes related thereto, are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of November 19, 2024, by and among Amcor plc, Aurora Spirit, Inc. and Berry Global Group, Inc. (incorporated by reference to Exhibit 2.1 to Amcor plc’s Current Report on Form 8-K/A filed on November 19, 2024).

10.1	Offer Letter between Amcor Group GmbH and Jean-Marc Galvez, dated as of April 30, 2025

10.2	Letter Agreement between Amcor Group GmbH and Peter Konieczny, dated as of April 30, 2025

10.3	Letter Agreement between Amcor Group GmbH and Michael Casamento, dated as of April 30, 2025

10.4	Letter Agreement between Amcor Flexibles North America, Inc. and Fred Stephan, dated as of April 30, 2025

99.1	Press Release of Amcor plc, dated April 30, 2025.

99.2	Unaudited condensed consolidated balance sheet of Berry as of March 29, 2025, the unaudited condensed consolidated statements of income and comprehensive income, cash flows and changes in stockholders’ equity for the quarterly periods ended March 29, 2025 and March 30, 2024, and the notes related thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain provisions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Amcor agrees to furnish supplementally to the SEC or its staff an unredacted copy of this Exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date: April 30, 2025	By:	/s/ Damien Clayton
	Name:	Damien Clayton
	Title:	Company Secretary